Exhibit 99.2

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 17, 2021 Have your RIVERVIEW FINANCIAL CORPORATION proxy card in hand when you access the web site and follow the instructions to 3901 NORTH FRONT STREET obtain your records and to create an electronic voting instruction form. HARRISBURG, PA 17110 During The Meet1ng - Go to www .virtualshareholdermeeting.com/RIVE2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 17, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D61156-S33203 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RIVERVIEW FINANCIAL CORPORATION The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3: For Against Abstain 1. To approve and adopt the Agreement and Plan of Merger, dated June 30, 2021, as amended on August 26, 2021, by and between Mid Penn Bancorp, Inc., or Mid Penn, and Riverview Financial Corporation, or Riverview, which provides for, among other things, the merger of Riverview with and into Mid Penn. 2. To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Riverview in connection with the transactions contemplated by the merger agreement. 3. To authorize the board of directors to adjourn the Riverview special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Riverview special meeting to approve the proposal to approve the merger agreement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com. D61157-533203 RIVERVIEW FINANCIAL CORPORATION Special Meeting of Shareholders November 18, 2021 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Howard R. Greenawalt and David W. Hoover and either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of RIVERVIEW FINANCIAL CORPORATION that the undersigned shareholder may be entitled to vote at the Special Meeting of Shareholders to be held on Thursday, November 18, 2021, at 10:00 AM, local time, via a live webcast at www.virtualshareholdermeeting.com/RIVE2021SM, and any adjournment or postponement thereof. This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned. If no specification is made, this proxy will be voted FOR the proposals listed on the reverse side of this form. Continued and to be signed on reverse side